                                 United States
                       Securities and Exchange Commission
                            Washington, D.C.  20549
                            -----------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                  0-23108                    Not required
   -----------------------    ------------------------       -------------------
   (State of organization)    (Commission File Number)         (I.R.S. Employer
                                                             Identification No.)

c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                             19720
----------------------------                                  ----------
(Address of principal                                         (Zip Code)
executive offices)

                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(b) OF THE ACT:


                                                           Name of each exchange
Title of each class                                        on which each class
to be so registered                                        is to be registered
-------------------                                        ---------------------
      None                                                        None

                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(g) OF THE ACT:


       Series 1997-2 6.792% Class A Credit Card Pass-Through Certificates Series 1997-2 Floating Rate Class B Credit Card Pass-Through Certificates
   -------------------------------------------------------------------------
                                (Title of Class)





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Item 1.  Description of Registrant's Securities to be Registered.

                Item 1 incorporates by reference the "Description of the Investor Certificates" on pages 16-29 of the Prospectus dated October 9, 1997 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-16103) and on pages S-16 to S-29 of the Prospectus Supplement dated October 9, 1997 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-16103).

Item 2.  Exhibits

                Exhibit 4.1 (a)  Pooling and Servicing Agreement, dated as of
                              October 1, 1993, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association d/b/a First Bank National Association (successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Registration Statement on Form S-1 (Registration No. 33-71502), filed on November 10, 1993).

                Exhibit 4.1 (b)  First Amendment to Pooling and Servicing
                              Agreement, dated as of August 15, 1994, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association d/b/a First Bank National Association (successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit
                              4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108).

                Exhibit 4.1 (c)  Second Amendment to Pooling and
                              Servicing Agreement, dated as of February 29, 1996, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association d/b/a First Bank National Association (successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).





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                Exhibit 4.2   Series Supplement, dated as of October 15, 1997,
                              between Greenwood Trust Company as Master
                              Servicer, Servicer and Seller and First Bank
                              National Association as Trustee, with respect to Series 1997-2, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated October 15, 1997, File No. 0-23108).

                Exhibit 99.1 Prospectus Supplement dated October 9, 1997 and Prospectus dated October 9, 1997 with respect to the 6.792% Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 1997-2.





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                                   Signature

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Discover Card Master Trust I
                                    (Registrant)

                                    By:  Greenwood Trust Company
                                    (Originator of the Trust)


Dated:  October 15, 1997            By: /s/ John J. Coane
                                        ---------------------------
                                            John J. Coane
                                            Vice President, Director of
                                            Accounting and Treasurer
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                                 EXHIBIT INDEX



Exhibit No.                                                                             Page
  4.1 (a)              Pooling and Servicing Agreement, dated as of October 1,          ---
                       1993, between Greenwood Trust Company as Master
                       Servicer, Servicer and Seller and U.S. Bank National
                       Association d/b/a First Bank National Association
                       (successor trustee to Bank of America Illinois, formerly
                       Continental Bank, National Association) as Trustee
                       (incorporated by reference to Exhibit 4.1 of Discover
                       Card Master Trust I's Registration Statement on Form S-1
                       (Registration No. 33-71502), filed on November 10,
                       1993).

  4.1 (b)              First Amendment to Pooling and Servicing Agreement, dated        ---
                       as of August 15, 1994, between Greenwood Trust
                       Company as Master Servicer, Servicer and Seller and U.S.
                       Bank National Association d/b/a First Bank National
                       Association (successor trustee to Bank of America
                       Illinois, formerly Continental Bank, National
                       Association) as Trustee (incorporated by reference to
                       Exhibit 4.4 of Discover Card Master Trust I's Current
                       Report on Form 8-K, dated August 1, 1995 and filed on
                       August 10, 1995, File No. 0-23108).

  4.1(c) Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Greenwood Trust
                       Company as Master Servicer, Servicer and Seller and U.S.
                       Bank National Association d/b/a First Bank National
                       Association (successor trustee to Bank of America
                       Illinois, formerly Continental Bank, National
                       Association) as Trustee (incorporated by reference to
                       Exhibit 4.4 of Discover Card Master Trust I's Current
                       Report on Form 8-K, dated April 30, 1996 and filed on May
                       1, 1996, File No. 0-23108).




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
  4.2                  Series Supplement, dated as of October 15, 1997, between            ---
                       Greenwood Trust Company as Master Servicer, Servicer
                       and Seller and U.S. Bank National Association as Trustee,
                       with respect to Series 1997-2, including form of Class A
                       Certificate and form of Class B Certificate (incorporated
                       by reference to Exhibit 4.1 of Discover Card Master Trust
                       I's Current Report on Form 8-K, dated October 15, 1997,
                       File No. 0-23108).

  99.1                 Prospectus Supplement dated October 9, 1997 and
                       Prospectus dated October 9, 1997 with respect to the 6.792% Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through
                       Certificates of Discover Card Master Trust I, Series
                       1997-2.




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